EXHIBIT 99.1
Keurig Dr Pepper Reports Q3 Results and Reaffirms Guidance for 2026
Drove Healthy Q3 Net Sales Momentum, with Growth Across all Legacy KDP Segments
Delivered Q3 Diluted EPS Increase of More Than 20%
FRISCO, TX and BURLINGTON, MA (November 3, 2026) – Keurig Dr Pepper Inc. (NASDAQ: KDP) today reported results for the third quarter of 2026 and reaffirmed its full year guidance.

	Reported GAAP Basis		Adjusted Basis[1]
	Q3	YTD	Q3	YTD
Net Sales	$7.34 bn	$18.63 bn	$7.34 bn	$18.63 bn
% vs prior year	70.6%	53.9%	70.1%	53.0%
Diluted EPS	$0.59	$0.85	$0.66	$1.65
% vs prior year	20.4%	(33.1)%	22.2%	13.1%
Commenting on the performance, CEO Tim Cofer stated, "We are pleased with our third quarter results, which featured meaningful net sales and EPS growth, along with healthy free cash flow. Our refreshment beverages portfolio maintained its double-digit sales growth momentum and we drove solid results in coffee, led by strong JDE Peet’s profitability. Notably, we achieved these results while stepping up investment behind our brands and capabilities to position our two future companies for success. As we enter the final stretch of the year, we are on track to deliver our 2026 financial commitments and we remain focused on achieving the remaining milestones to enable our planned separation.”
Third Quarter Consolidated Results
Net sales for the third quarter increased 70.6% to $7.3 billion and, on a constant currency basis, net sales advanced 70.1%. Excluding the contribution from the JDE Peet’s acquisition, legacy KDP net sales increased 8.6%, driven by volume/mix growth of 6.5% and favorable net price realization of 2.1%.
GAAP operating income increased 34.0% to $1.3 billion, including an unfavorable year-over-year impact of items affecting comparability, primarily due to acquisition and integration-related costs. Adjusted operating income increased 52.5% to $1.7 billion and totaled 22.7% of net sales. The Adjusted operating income growth was driven by net sales growth and productivity savings, partially offset by the impact of inflationary pressures and higher SG&A expenses, including increased marketing. GAAP and Adjusted operating income also included a $99 million benefit from tariff refunds in the quarter.
GAAP net income attributable to common shareholders increased 22.4% to $810 million, or $0.59 per diluted share, including an unfavorable year-over-year impact of items affecting comparability. Adjusted net income attributable to common shareholders increased 22.1% to $905 million and Adjusted diluted EPS increased 22.2% to $0.66. GAAP and Adjusted EPS growth were driven by the operating income increase, partly offset by higher non-operating expense, interest expense, non-controlling interest, and earnings allocated to preferred investors.
Operating cash flow for the third quarter was $1.04 billion and free cash flow totaled $1.01 billion.
1 Adjusted financial metrics presented in this release are non-GAAP, excluding items affecting comparability. Adjusted growth rates are non-GAAP, excluding items affecting comparability and presented on a constant currency basis. See reconciliations of GAAP results to Adjusted results on a constant currency basis in the accompanying tables. The Company does not provide reconciliations of forward-looking non-GAAP measures to GAAP measures, due to the inability to predict the amount and timing of impacts outside of the Company's control on certain items, such as non-cash gains or losses resulting from mark-to-market adjustments of derivative instruments, among others, which could be material. Reconciling such items would require unreasonable efforts.

Third Quarter Segment Results
U.S. Refreshment Beverages
Net sales for the third quarter increased 10.9% to $3.0 billion, driven by volume/mix growth of 7.2% and favorable net price realization of 3.7%.
GAAP operating income increased 2.2% to $820 million, including an unfavorable year-over-year impact of items affecting comparability. Adjusted operating income increased 8.3% to $884 million and totaled 29.1% of net sales. Adjusted operating income growth was driven by net sales growth and productivity savings, partially offset by the impact of inflationary pressures and higher SG&A expenses, including increased marketing.
U.S. Coffee
Net sales for the third quarter increased 2.7% to $1.0 billion. Volume/mix growth of 6.9% was partially offset by unfavorable net price realization of 4.2%.
GAAP operating income increased 34.6% to $319 million, including a favorable year-over-year impact of items affecting comparability. Adjusted operating income increased 11.4% to $353 million and totaled 34.7% of net sales. The Adjusted operating income growth was primarily driven by the benefit from tariff refunds, as well as volume/mix growth, productivity savings, and cost synergies. These factors more than offset unfavorable net price realization, the impact of inflationary pressures, and increased marketing.
JDE Peet’s
Net sales for the third quarter were $2.6 billion. GAAP operating income was $289 million, including an unfavorable impact of items affecting comparability, primarily due to acquisition and integration-related costs. Adjusted operating income was $480 million and totaled 18.1% of net sales.
The JDE Peet’s acquisition closed on April 1, and therefore the segment contribution was wholly incremental to the Company on a year-over-year basis.
KDP International
Net sales for the third quarter increased 11.0% to $644 million. On a constant currency basis, net sales increased 7.6%, driven by favorable net price realization of 5.7% and volume/mix growth of 1.9%.
GAAP operating income increased 3.3% to $158 million, including a favorable year-over-year impact from currency translation. Adjusted operating income declined 0.6% to $160 million and totaled 24.8% of net sales. The Adjusted operating income decline was driven by cost pressures, including the Mexico beverage tax, and increased marketing, which offset net sales growth and productivity savings.
2026 Guidance
The 2026 guidance provided below is presented on a constant currency, non-GAAP basis. The Company does not provide reconciliations of such forward-looking non-GAAP measures to GAAP measures, due to the inability to predict the amount and timing of impacts outside of the Company's control on certain items, such as non-cash gains or losses resulting from mark-to-market adjustments of derivative instruments, among others, which could be material. Reconciling such items would require unreasonable efforts.
For 2026, KDP expects net sales of $25.9-$26.4 billion and constant currency Adjusted diluted EPS growth in a low-double-digit range. This guidance now includes approximately $8.3-$8.4 billion in net sales and a 7 to 8 percentage point EPS growth contribution from the JDE Peet’s acquisition, as well as 3-5% constant currency EPS growth for KDP's legacy business, due to revised expectations for U.S. Coffee. At current exchange rates, foreign currency translation is forecasted to approximate a one half of one percentage point tailwind to 2026 full year net sales and EPS growth.

Investor Contact:
Investor Relations
T: 888-340-5287 / IR@kdrp.com
Media Contact:
Katie Gilroy
T: 781-418-3345 / katie.gilroy@kdrp.com
ABOUT KEURIG DR PEPPER
Keurig Dr Pepper (Nasdaq: KDP) is a leading beverage company with more than 150 owned, licensed and partner brands that meet a wide range of needs and occasions. Our North American refreshment beverage business holds leadership positions across carbonated soft drinks, water, juice and mixers with a portfolio of iconic brands such as Dr Pepper®, Canada Dry®, Mott’s®, A&W®, Peñafiel®, GHOST®, 7UP®, Snapple®, Clamato® and Core Hydration®. Our global coffee business spans more than 100 markets and includes the leading Keurig® single‑serve brewing system in the U.S. and Canada, along with powerhouse brands such as Peet’s, L’OR and Jacobs, and other regional coffee leaders. Our more than 50,000 employees aim to enhance the experience of every beverage and coffee occasion while making a positive impact for people, communities and the planet. Learn more at www.keurigdrpepper.com and follow us @KeurigDrPepper on LinkedIn and Instagram.
FORWARD LOOKING STATEMENTS
Certain statements contained herein are "forward-looking statements" within the meaning of applicable securities laws and regulations. These forward-looking statements include those preceded by, followed by or that include the words such as "outlook," "guidance," "anticipate," "enable," "expect," "believe," "could," "confident," "estimate," "feel," "continue," "ongoing," "forecast," "intend," "may," "on track," "plan," "positioned," "potential," "project," "should," "target," "will," "would" and similar words, phrases, or expressions and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. These statements are based on the current expectations of our management, are not predictions of actual performance, and actual results may differ materially.
Forward-looking statements are subject to a number of risks and uncertainties, including the factors disclosed in our Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission (the “SEC”). Our actual financial performance could differ materially from the projections in the forward-looking statements due to a variety of factors, including, but not limited to, (i) the inherent uncertainty of estimates, forecasts and projections, (ii) global economic uncertainty or economic downturns, (iii) tariffs or the imposition of new tariffs, trade wars, barriers or restrictions, sanctions, geopolitical disturbances and conflicts, or threats of such actions and related uncertainty, (iv) the risk that our financial performance may be better or worse than anticipated, (v) risks related to the completion of the separation of our beverage and coffee portfolios in the anticipated timeframe or at all, (vi) our incurrence of significant debt or our entry into other funding alternatives, in each case, in connection with the acquisition of JDE Peet’s, which may result in dilution to our stockholders or introduce complexity to our capital structure, (vii) additional risks associated with the acquisition of JDE Peet's and those geographies, countries and associated governments where JDE Peet's currently operates, (viii) our ability to successfully integrate JDE Peet's into our business, or that such integration may be more difficult, time-consuming or costly than expected, (ix) constraints on management’s attention to operating and growing our business during the execution of the integration of JDE Peet's and the separation, (x) the potential downgrade of our credit ratings as a result of debt incurred and/or assumed in connection with the acquisition of JDE Peet’s and the separation, (xi) the possibility of negative impacts on business relationships in connection with the acquisition of JDE Peet’s and the separation, (xii) the risk that the separation incurs significant additional costs, (xiii) the risk of potential litigation and regulatory actions, (xiv) risks related to negative effects of the acquisition of JDE Peet’s and the pendency of the separation on our share price and (xv) the ability to achieve the anticipated strategic and financial benefits from the separation. We are under no obligation to update, modify or withdraw any forward-looking statements, except as required by applicable law.

NON-GAAP FINANCIAL MEASURES
This release includes certain non-GAAP financial measures, which differ from results using U.S. Generally Accepted Accounting Principles (“GAAP”). These non-GAAP financial measures should be considered as supplements to and should not be considered replacements for, or superior to, the GAAP measures. These measures may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define the non-GAAP financial measure in the same way. Non-GAAP financial measures typically exclude certain charges, including one-time costs that are not expected to occur routinely in future periods, described by the Company as "items affecting comparability". Refer to page A-6 for the Company's description of items affecting comparability for each period presented. The Company uses non-GAAP financial measures to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Additionally, we use non-GAAP financial measures in making operational and financial decisions and in our budgeting and planning process. We believe that providing non-GAAP financial measures to investors helps investors evaluate our operating performance, profitability and business trends in a way that is consistent with how management evaluates such performance.
Adjusted gross profit. Adjusted gross profit is defined as Net sales less Cost of sales, as adjusted for items affecting comparability as described on page A-6. Management believes that Adjusted gross profit is useful for investors in evaluating the Company’s operating results and understanding the Company's operating trends by adjusting certain items that can vary significantly depending on specific underlying transactions or events, thereby affecting comparability.
Adjusted operating income. Adjusted operating income is defined as Income from operations, as adjusted for items affecting comparability as described on page A-6. Management believes that Adjusted operating income is useful for investors in evaluating the Company’s operating results and understanding the Company's operating trends by adjusting certain items that can vary significantly depending on specific underlying transactions or events, thereby affecting comparability.
Adjusted net income. Adjusted net income is defined as Net income, as adjusted for items affecting comparability as described on page A-6. Management believes that Adjusted net income is useful for investors in evaluating the Company’s operating results and understanding the Company's operating trends by adjusting certain items that can vary significantly depending on specific underlying transactions or events, thereby affecting comparability.
Adjusted diluted EPS. Adjusted diluted EPS is defined as Diluted EPS, as adjusted for items affecting comparability as described on page A-6. Management believes that Adjusted diluted EPS is useful for investors in providing period-to-period comparisons of the results of our operations since it adjusts for certain items affecting overall comparability.
Adjusted gross margin. Adjusted gross margin is defined as Adjusted gross profit divided by Net sales. Management believes that Adjusted gross margin is useful for investors as supplemental measures to evaluate our operating performance and ability to manage ongoing costs.
Adjusted operating margin. Adjusted operating margin is defined as Adjusted Income from operations divided by Net sales. Management believes that Adjusted operating margin is useful for investors as supplemental measures to evaluate our operating performance and ability to manage ongoing costs.
Adjusted interest expense. Adjusted interest expense is defined as Interest expense, net, as adjusted for items affecting comparability as described on page A-6. Management believes that Adjusted interest expense is useful for investors in evaluating our performance and establishing expectations for the impacts of interest expenses.
Adjusted EBITDA. Adjusted EBITDA is defined as EBITDA, as adjusted for items affecting comparability as described on page A-6. EBITDA is defined as Net income as adjusted for interest expense, net; provision for income taxes; depreciation expense; amortization of intangibles; and other amortization. Management believes that Adjusted EBITDA is useful for investors in evaluating the Company's operating results and understanding the Company's operating trends by adjusting certain items that can vary significantly depending on specific underlying transactions or events, thereby affecting comparability.

Management leverage ratio. Management leverage ratio is defined as KDP's total principal amounts of debt less cash and cash equivalents, divided by Adjusted EBITDA. Management believes that the Management leverage ratio is useful for investors in evaluating the Company’s liquidity and assessing the Company's ability to meet its financial obligations.
Free cash flow. Free cash flow is defined as net cash provided by operating activities adjusted for purchases of property, plant and equipment, proceeds from sales of property, plant and equipment, and certain items excluded for comparison to prior year periods. Management uses this measure to evaluate the company’s performance and make resource allocation decisions.
Financial measures presented on a constant currency basis. Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability, calculated on a constant currency basis by converting our current period local currency financial results using the prior period foreign currency exchange rates. Because our reporting currency is the U.S. Dollar, the value of financial measures presented in U.S. Dollar will be affected by changes in currency exchange rates. Therefore, we present certain financial measures on a constant currency basis for greater comparability.

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Third Quarter		First Nine Months
(in millions, except per share data)	2026	2025	2026	2025
Net sales	$7,344	$4,306	$18,629	$12,104
Cost of sales	3,819	1,966	9,940	5,524
Gross profit	3,525	2,340	8,689	6,580
Selling, general, and administrative expenses	2,137	1,344	5,876	3,892
Other operating expense (income), net	55	1	96	(6)
Income from operations	1,333	995	2,717	2,694
Interest expense, net	474	188	1,091	516
Gain on sale of equity method investment	(400)	—	(400)	—
Other expense (income), net	47	(45)	152	(52)
Income before provision for income taxes	1,212	852	1,874	2,230
Provision for income taxes	260	190	442	504
Net income	952	$662	1,432	$1,726
Less: Net income attributable to non-controlling interests	70	—	138	—
Net income attributable to KDP	882	662	1,294	1,726
Less: Net income allocated to Preferred Investors	72	—	135	—
Net income attributable to common shareholders	$810	$662	$1,159	$1,726

Earnings per common share:
Basic	$0.60	$0.49	$0.85	$1.27
Diluted	0.59	0.49	0.85	1.27
Weighted average common shares outstanding:
Basic	1,360.8	1,358.5	1,360.2	1,358.0
Diluted	1,366.1	1,362.9	1,364.9	1,362.7

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,	December 31,
(in millions, except share and per share data)	2026	2025
Assets
Current assets:
Cash and cash equivalents	$1,290	$1,026
Restricted cash and restricted cash equivalents	16	18
Trade accounts receivable, net	2,523	1,671
Inventories	3,767	1,733
Prepaid expenses and other current assets	2,018	818
Total current assets	9,614	5,266
Property, plant, and equipment, net	6,094	3,230
Equity method investments	1,358	1,660
Goodwill	29,780	20,247
Intangible assets, net	37,888	23,725
Deferred tax assets	214	36
Other non-current assets	1,924	1,295
Total assets	$86,872	$55,459
Liabilities, convertible preferred stock, and equity
Current liabilities:
Accounts payable	$6,223	$2,996
Accrued expenses	2,636	1,379
Structured payables	982	25
Short-term borrowings and current portion of long-term obligations	7,270	3,105
Other current liabilities	1,440	785
Total current liabilities	18,551	8,290
Long-term obligations	21,595	13,036
Deferred tax liabilities	8,798	5,526
Other non-current liabilities	3,879	3,091
Total liabilities	52,823	29,943
Convertible preferred stock, $0.01 par value, 4,500,000 shares authorized, 4,500,000 and 0 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively. Liquidation preference of $4,500 million as of September 30, 2026	4,418	—
Stockholders' equity:
Preferred stock, $0.01 par value, 10,500,000 shares authorized, no shares issued as of September 30, 2026 and December 31, 2025	—	—
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 1,360,940,119 and 1,358,663,795 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	14	14
Additional paid-in capital	19,839	19,778
Retained earnings	5,842	5,622
Accumulated other comprehensive (loss) income	(269)	102
Total stockholders' equity	25,426	25,516
Non-controlling interests	4,205	—
Total equity	29,631	25,516
Total liabilities, convertible preferred stock, and equity	$86,872	$55,459

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	First Nine Months
(in millions)	2026	2025
Operating activities:
Net income	$1,432	$1,726
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	527	336
Amortization of intangibles	286	101
Amortization of inventory step-up	361	15
Other amortization expense	125	117
Provision for sales returns	132	42
Deferred income taxes	(177)	(39)
Employee stock-based compensation expense	95	70
Amortization of deferred financing costs	115	15
Gain on sale of equity method investment	(400)	—
Loss (gain) on disposal of property, plant, and equipment	69	(3)
Unrealized (gain) loss on foreign currency	(9)	7
Unrealized gain on derivatives	(165)	(127)
Settlements of interest rate contracts	70	—
Earnings of equity method investments	(58)	(62)
Earned equity from distribution arrangements	(16)	(21)
Other, net	63	(12)
Changes in assets and liabilities, excluding the effects of business acquisitions:
Trade accounts receivable	(131)	(16)
Inventories	160	(533)
Income taxes receivable and payable, net	119	(27)
Other current and non-current assets	(138)	(183)
Accounts payable and accrued expenses	(41)	(140)
Other current and non-current liabilities	(199)	13
Net change in operating assets and liabilities	(230)	(886)
Net cash provided by operating activities	2,220	1,279
Investing activities:
Acquisitions of businesses, net of cash acquired	(16,633)	(114)
Proceeds from sale of equity method investment	400	—
Purchases of property, plant, and equipment	(457)	(338)
Proceeds from sales of property, plant, and equipment	145	14
Purchases of intangibles	(4)	(16)
Other, net	(2)	64
Net cash used in investing activities	$(16,551)	$(390)

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	First Nine Months
(in millions)	2026	2025
Financing activities:
Proceeds from issuance of Notes	$6,108	$2,000
Repayments of Notes	(400)	(529)
Net repayment of commercial paper	(968)	(225)
Proceeds from Delayed Draw Term Loan	3,626	—
Repayment of term loans	(405)	(990)
Net proceeds from issuance of convertible preferred stock	4,395	—
Net proceeds from sale of non-controlling interest	3,899	—
Proceeds from structured payables	650	23
Repayments of structured payables	(696)	(34)
Cash dividends paid to common shareholders	(938)	(937)
Cash dividends paid to Preferred Investors	(107)	—
Distributions paid to non-controlling interest holders	(64)	—
Repurchases of common stock, inclusive of excise tax obligation	—	(9)
Tax withholdings related to net share settlements	(34)	(29)
Payments on finance leases	(146)	(96)
Deferred financing charges paid	(44)	(103)
Other, net	(5)	(5)
Net cash provided by (used in) financing activities	14,871	(934)
Cash, cash equivalents, restricted cash, and restricted cash equivalents:
Net change from operating, investing, and financing activities	540	(45)
Effect of exchange rate changes	(278)	6
Beginning balance	1,044	608
Ending balance	$1,306	$569

KEURIG DR PEPPER INC.
RECONCILIATION OF SEGMENT INFORMATION
(UNAUDITED)

	Third Quarter		First Nine Months
(in millions)	2026	2025	2026	2025
Net sales
U.S. Refreshment Beverages	$3,033	$2,735	$8,557	$7,718
U.S. Coffee	1,018	991	2,793	2,816
KDP International	644	580	1,828	1,570
JDE Peet's	2,649	—	5,451	—
Total net sales	$7,344	$4,306	$18,629	$12,104

Income from operations
U.S. Refreshment Beverages	$820	$802	$2,398	$2,202
U.S. Coffee	319	237	628	672
KDP International	158	153	395	386
JDE Peet's	289	—	227	—
Unallocated corporate costs	(253)	(197)	(931)	(566)
Total income from operations	$1,333	$995	$2,717	$2,694

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CERTAIN LINE ITEMS - CONSOLIDATED
(UNAUDITED)
The Company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures that reflect the way management evaluates the business may provide investors with additional information regarding the Company's results, trends and ongoing performance on a comparable basis.
Specifically, investors should consider the following with respect to our financial results:
Adjusted: Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability.
Items affecting comparability: Defined as certain items that are excluded for comparison to prior year periods, adjusted for the tax impact as applicable. Tax impact is determined based upon an approximate rate for each item. For each period, management adjusts for (i) the unrealized mark-to-market impact of derivative instruments not designated as hedges in accordance with U.S. GAAP that do not have an offsetting risk reflected within the financial results, as well as the unrealized mark-to-market impact of our Vita Coco investment prior to its sale in the first quarter of 2025; (ii) the amortization associated with definite-lived intangible assets; (iii) the amortization of the deferred financing costs associated with the DPS Merger and JDE Peet's Acquisition; (iv) the amortization of the fair value adjustment of the senior unsecured notes obtained as a result of the DPS Merger and JDE Peet's Acquisition; (v) stock compensation expense and the associated windfall tax benefit attributable to the matching awards made to employees who made an initial investment in KDP; (vi) transaction costs for significant business combinations (completed or abandoned), excluding costs related to the JDE Peet's Acquisition; (vii) non-cash changes in deferred tax liabilities related to goodwill and intangible assets as a result of tax rate or apportionment changes; and (viii) other certain items that are excluded for comparison purposes to prior year periods.
For the first nine months of 2026, the other certain items excluded for comparison purposes include (i) productivity expenses; (ii) restructuring adjustments associated with the 2023 CEO Succession and Associated Realignment; (iii) costs related to significant non-routine legal matters, including the antitrust litigation; (iv) restructuring expenses associated with the Network Optimization program; (v) integration expenses associated with the Dyla acquisition; (vi) the change in our mandatory redemption liability for GHOST; (vii) the impacts of various transactions with Chobani; (viii) acquisition, integration, and financing costs associated with the acquisition of JDE Peet's and subsequent spin of Global Coffee Co.; (ix) the impact of the step-up of acquired inventory associated with acquisitions; (x) Legacy JDE Peet’s transformation activities and corporate actions; (xi) Legacy JDE Peet’s ERP system implementation and upgrade expenses; (xii) Legacy JDE Peet’s losses and costs associated with divestitures; and (xiii) the reassessment of the allocation of convertible preferred dividends for items affecting comparability.
The acquisition, integration, and financing costs associated with the acquisition of JDE Peet's and subsequent spin of Global Coffee Co. category includes (i) transaction costs; (ii) integration costs; (iii) costs to obtain proceeds to close the JDE Peet's Acquisition; (iv) costs to manage the FX risk associated with the purchase price, and (v) Day 1 post-combination share-based compensation expense associated with Legacy JDE Peet’s share awards. In connection with the acquisition of JDE Peet's, we entered into financing arrangements and incurred deferred financing costs associated with these agreements. Further, we executed certain FX forward contracts to protect against negative foreign exchange movement against the Euro-denominated purchase price prior to the close of the JDE Peet's Acquisition.

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CERTAIN LINE ITEMS - CONSOLIDATED
(UNAUDITED)
For the preferred dividends, the Preferred Investors are entitled to participate in dividends declared or paid on the common shares on an as-converted basis. Beginning in the second quarter of 2026, net income attributable to common shareholders is computed under the two-class method in periods when the Preferred Investors’ participation on an as-converted basis exceeds the preferred dividends related to the Convertible Preferred Stock. The reassessment of the allocation of convertible preferred dividends for items affecting comparability caption reflects any adjustment required if the adjusted net income attributable to KDP is used if the Preferred Investors’ participation on an as-converted basis exceeds the preferred dividends related to the Convertible Preferred Stock.
For the first nine months of 2025, the other certain items excluded for comparison purposes include (i) productivity expenses; (ii) restructuring expenses associated with the 2023 CEO Succession and Associated Realignment; (iii) costs related to significant non-routine legal matters, including the antitrust litigation; (iv) restructuring expenses associated with the Network Optimization program; (v) the impact of the step-up of acquired inventory associated with acquisitions; (vi) integration expenses associated with the GHOST and Dyla acquisitions; (vii) the change in our mandatory redemption liability for GHOST; and (viii) non-cash changes in deferred tax liabilities related to goodwill and other intangible assets as a result of tax rate or apportionment changes.
Constant currency adjusted: Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability, calculated on a constant currency basis by converting our current period local currency financial results using the prior period foreign currency exchange rates.
For the third quarter and first nine months of 2026 and 2025, the supplemental financial data set forth below includes reconciliations of adjusted and constant currency adjusted financial measures to the applicable financial measure presented in the unaudited condensed consolidated financial statements for the same period.

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CERTAIN LINE ITEMS - CONSOLIDATED
(UNAUDITED)

(in millions, except %)	Gross profit	Gross margin	Income from operations	Operating margin
Third Quarter of 2026
Reported	$3,525	48.0%	$1,333	18.2%
Items Affecting Comparability:
Productivity	—		6
Mark-to-market	2		(56)
Amortization of intangibles	—		125
Stock compensation	—		2
Non-routine legal matters	—		6
Restructuring - Network Optimization	—		2
Chobani transactions	—		51
Acquisition, integration, and financing costs - Acquisition of JDE Peet's and Spin of Global Coffee Co.	2		124
Integration of acquisitions, excluding JDE Peet’s	—		1
Inventory step-up	47		47
Transaction costs, excluding JDE Peet's	—		1
Legacy JDE Peet's transformation activities and corporate actions	—		19
Legacy JDE Peet's ERP system implementation and upgrade expenses	—		9
Adjusted	$3,576	48.7%	$1,670	22.7%
Impact of foreign currency		—%		—%
Constant currency adjusted		48.7%		22.7%

Third Quarter of 2025
Reported	$2,340	54.3%	$995	23.1%
Items Affecting Comparability:
Productivity	35		47
Mark-to-market	(27)		(40)
Amortization of intangibles	—		33
Stock compensation	—		4
Non-routine legal matters	—		9
Restructuring - Network Optimization	1		26
Acquisition, integration, and financing costs - Acquisition of JDE Peet's and Spin of Global Coffee Co.	—		13
Integration of acquisitions, excluding JDE Peet’s	—		4
Adjusted	$2,349	54.6%	$1,091	25.3%
Refer to pages A-11 and A-12 for reconciliations of reported net sales to constant currency net sales and adjusted income from operations to constant currency adjusted income from operations.

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CERTAIN LINE ITEMS - CONSOLIDATED
(UNAUDITED)

(in millions, except % and per share data)	Interest expense, net	Gain on sale of equity method investment	Other expense (income), net	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income attributable to KDP	Net income allocated to Preferred Investors	Diluted earnings per share
Third Quarter of 2026
Reported	$474	$(400)	$47	$1,212	$260	21.5%	$882	$(72)	$0.59
Items Affecting Comparability:
Productivity	—	—	—	6	(2)		8		0.01
Mark-to-market	(142)	—	—	86	27		59		0.04
Amortization of intangibles	—	—	—	125	30		95		0.07
Stock compensation	—	—	—	2	—		2		—
Amortization of fair value of debt adjustment	(24)	—	—	24	6		18		0.01
Amortization of deferred financing costs	(2)	—	—	2	—		2		—
Non-routine legal matters	—	—	—	6	2		4		—
Restructuring - 2023 CEO Succession and Associated Realignment	—	—	—	—	(2)		2		—
Restructuring - Network Optimization	—		—	2	2		—		—
Chobani transactions	—	400	(19)	(330)	(86)		(244)		(0.18)
Acquisition, integration, and financing costs - Acquisition of JDE Peet's and Spin of Global Coffee Co.	(8)	—	—	132	46		86		0.06
Change in mandatory redemption liability for GHOST	—	—	(24)	24	7		17		0.01
Integration of acquisitions, excluding JDE Peet’s	—	—	—	1	1		—		—
Inventory step-up	—		—	47	16		31		0.02
Transaction costs, excluding JDE Peet's	—	—	—	1	(5)		6		—
Legacy JDE Peet's transformation activities and corporate actions	—	—	—	19	9		10		0.01
Legacy JDE Peet's ERP system implementation and upgrade expenses	—	—	—	9	2		7		0.01
Total items affecting comparability	298	—	4	1,368	312		986
Reassessment of net income allocated to Preferred Investors for items affecting comparability								(9)	(0.01)
Adjusted	$298	$—	$4	$1,368	$312	22.8%	$986	$(81)	$0.66
Impact of foreign currency						—%
Constant currency adjusted						22.8%
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CERTAIN LINE ITEMS - CONSOLIDATED
(UNAUDITED)

(in millions, except % and per share data)	Interest expense, net	Gain on sale of equity method investment	Other expense (income), net	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income attributable to KDP	Net income allocated to Preferred Investors	Diluted earnings per share
Third Quarter of 2025
Reported	$188	$—	$(45)	$852	$190	22.3%	$662	$—	$0.49
Items Affecting Comparability:
Productivity	—	—	—	47	14		33		0.02
Mark-to-market	(7)	—	—	(33)	(5)		(28)		(0.02)
Amortization of intangibles	—	—	—	33	10		23		0.02
Stock compensation	—	—	—	4	1		3		—
Amortization of fair value of debt adjustment	(3)	—	—	3	1		2		—
Non-routine legal matters	—	—	—	9	2		7		—
Restructuring - Network Optimization	—	—	—	26	7		19		0.01
Acquisition, integration, and financing costs - Acquisition of JDE Peet's and Spin of Global Coffee Co.	(5)	—	28	(10)	(2)		(8)		(0.01)
Change in mandatory redemption liability for GHOST	—	—	(20)	20	5		15		0.01
Integration of acquisitions, excluding JDE Peet’s	—	—	—	4	(3)		7		0.01
Inventory step-up	—	—	—	—	(3)		3		—
Adjusted	$173	$—	$(37)	$955	$217	22.7%	$738	$—	$0.54

Change - adjusted	72.3%						33.6%		22.2%
Impact of foreign currency	—%						(0.5)%		—%
Change - constant currency adjusted	72.3%						33.1%		22.2%
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
INCOME FROM OPERATIONS - CONSOLIDATED AND SEGMENTS
(UNAUDITED)

(in millions, except %)	U.S. Refreshment Beverages	U.S. Coffee	KDP International	JDE Peet's	Unallocated corporate costs	Total
Third Quarter of 2026
Reported - Income from Operations	$820	$319	$158	$289	$(253)	$1,333
Items Affecting Comparability:
Productivity	—	—	1	—	5	6
Mark-to-market	—	—	—	2	(58)	(56)
Amortization of intangibles	12	23	1	89	—	125
Stock compensation	—	—	—	—	2	2
Non-routine legal matters	—	—	—	—	6	6
Restructuring - Network Optimization	—	1	—	—	1	2
Chobani transactions	51	—	—	—	—	51
Acquisition, integration, and financing costs - Acquisition of JDE Peet's and Spin of Global Coffee Co.	—	10	—	27	87	124
Integration of acquisitions, excluding JDE Peet’s	1	—	—	—	—	1
Inventory step-up	—	—	—	47	—	47
Transaction costs, excluding JDE Peet's	—	—	—	—	1	1
Legacy JDE Peet's transformation activities and corporate actions	—	—	—	17	2	19
Legacy JDE Peet's ERP system implementation and upgrade expenses	—	—	—	9	—	9
Adjusted - Income from Operations	$884	$353	$160	$480	$(207)	$1,670

Third Quarter of 2025
Reported - Income from Operations	$802	$237	$153	$—	$(197)	$995
Items Affecting Comparability:
Productivity	—	35	—	—	12	47
Mark-to-market	—	—	—	—	(40)	(40)
Amortization of intangibles	9	22	2	—	—	33
Stock compensation	—	—	—	—	4	4
Non-routine legal matters	—	1	—	—	8	9
Restructuring - Network Optimization	3	22	—	—	1	26
Integration of acquisitions, excluding JDE Peet’s	2	—	—	—	2	4
Acquisition, integration, and financing costs - Acquisition of JDE Peet's and Spin of Global Coffee Co.	—	—	—	—	13	13
Adjusted - Income from Operations	$816	$317	$155	$—	$(197)	$1,091

Change - adjusted	8.3%	11.4%	3.2%	N/A	5.1%	53.1%
Impact of foreign currency	—%	—%	(3.8)%	N/A	—%	(0.6)%
Change - constant currency adjusted	8.3%	11.4%	(0.6)%	N/A	5.1%	52.5%

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CHANGE IN NET SALES AND OPERATING MARGIN - CONSOLIDATED AND SEGMENTS
(UNAUDITED)

	Reported	Impact of Foreign Currency	Constant Currency
Third Quarter of 2026
Change in net sales
U.S. Refreshment Beverages	10.9%	—%	10.9%
U.S. Coffee	2.7	—	2.7
KDP International	11.0	(3.4)	7.6
JDE Peet's	N/A	N/A	N/A
Total change in net sales	70.6	(0.5)	70.1

	Reported	Items Affecting Comparability	Adjusted	Impact of Foreign Currency	Constant Currency Adjusted
Third Quarter of 2026
Operating margin
U.S. Refreshment Beverages	27.0%	2.1%	29.1%	—%	29.1%
U.S. Coffee	31.3	3.4	34.7	—	34.7
KDP International	24.5	0.3	24.8	(0.1)	24.7
JDE Peet's	10.9	7.2	18.1	N/A	N/A
Total operating margin	18.2	4.5	22.7	—	22.7

	Reported	Items Affecting Comparability	Adjusted
Third Quarter of 2025
Operating margin
U.S. Refreshment Beverages	29.3%	0.5%	29.8%
U.S. Coffee	23.9	8.1	32.0
KDP International	26.4	0.3	26.7
JDE Peet's	N/A	N/A	N/A
Total operating margin	23.1	2.2	25.3

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CERTAIN LINE ITEMS - CONSOLIDATED
(UNAUDITED)

(in millions, except %)	Gross profit	Gross margin	Income from operations	Operating margin
First Nine Months of 2026
Reported	$8,689	46.6%	$2,717	14.6%
Items Affecting Comparability:
Productivity	1		30
Mark-to-market	(14)		(109)
Amortization of intangibles	—		286
Stock compensation	—		11
Non-routine legal matters	—		12
Restructuring - 2023 CEO Succession and Associated Realignment	—		1
Restructuring - Network Optimization	7		32
Chobani transactions	—		51
Acquisition, integration, and financing costs - Acquisition of JDE Peet's and Spin of Global Coffee Co.	11		530
Integration of acquisitions, excluding JDE Peet’s	—		5
Inventory step-up	361		361
Transaction costs, excluding JDE Peet's	—		1
Legacy JDE Peet's transformation activities and corporate actions	3		38
Legacy JDE Peet's ERP system implementation and upgrade expenses	—		19
Legacy JDE Peet's losses and costs associated with divestitures	—		1
Adjusted	$9,058	48.6%	$3,986	21.4%
Impact of foreign currency		—%		—%
Constant currency adjusted		48.6%		21.4%

First Nine Months of 2025
Reported	$6,580	54.4%	$2,694	22.3%
Items Affecting Comparability:
Productivity	95		126
Mark-to-market	(70)		(89)
Amortization of intangibles	—		101
Stock compensation	—		10
Non-routine legal matters	—		17
Restructuring - Network Optimization	2		38
Acquisition, integration, and financing costs - Acquisition of JDE Peet's and Spin of Global Coffee Co.	—		13
Integration of acquisitions, excluding JDE Peet’s	1		35
Inventory step-up	17		17
Transaction costs, excluding JDE Peet's	—		4
Adjusted	$6,625	54.7%	$2,966	24.5%
Refer to pages A-16 through A-18 for reconciliations of reported net sales to constant currency net sales and adjusted income from operations to constant currency adjusted income from operations.

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CERTAIN LINE ITEMS - CONSOLIDATED
(UNAUDITED)

(in millions, except % and per share data)	Interest expense, net	Gain on sale of equity method investment	Other expense (income), net	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income attributable to KDP	Net income allocated to Preferred Investors	Diluted earnings per share
First Nine Months of 2026
Reported	$1,091	$(400)	$152	$1,874	$442	23.6%	$1,294	$(135)	$0.85
Items Affecting Comparability:
Productivity	—	—	—	30	8		22		0.02
Mark-to-market	(145)	—	—	36	24		12		0.01
Amortization of intangibles	—	—	—	286	65		221		0.16
Stock compensation	—	—	—	11	3		8		0.01
Amortization of fair value of debt adjustment	(51)	—	—	51	13		38		0.03
Amortization of deferred financing costs	(4)	—	—	4	1		3		—
Non-routine legal matters	—	—	—	12	3		9		0.01
Restructuring - 2023 CEO Succession and Associated Realignment	—	—	—	1	—		1		—
Restructuring - Network Optimization	—	—	—	32	9		23		0.02
Chobani transactions	—	400	(19)	(330)	(86)		(244)		(0.18)
Acquisition, integration, and financing costs - Acquisition of JDE Peet's and Spin of Global Coffee Co.	(110)	—	(116)	756	147		609		0.45
Change in mandatory redemption liability for GHOST	—		(70)	70	19		51		0.04
Integration of acquisitions, excluding JDE Peet’s	—	—	—	5	2		3		—
Inventory step-up	—			361	99		262		0.19
Transaction costs, excluding JDE Peet's	—	—	—	1	1		—		—
Legacy JDE Peet's transformation activities and corporate actions	—	—	—	38	9		29		0.02
Legacy JDE Peet's ERP system implementation and upgrade expenses	—	—	—	19	4		15		0.01
Legacy JDE Peet's losses and costs associated with divestitures	—	—	—	1	—		1		—
Change in deferred tax liabilities related to goodwill and intangible assets	—	—	—	—	(27)		27		0.02
Adjusted	$781	$—	$(53)	$3,258	$735	22.6%	$2,385	$(135)	$1.65
Impact of foreign currency						—%
Constant currency adjusted						22.6%
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CERTAIN LINE ITEMS - CONSOLIDATED
(UNAUDITED)

(in millions, except % and per share data)	Interest expense, net	Gain on sale of equity method investment	Other expense (income), net	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income attributable to KDP	Net income allocated to Preferred Investors	Diluted earnings per share
First Nine Months of 2025
Reported	$516	$—	$(52)	$2,230	$504	22.6%	$1,726	$—	$1.27
Items Affecting Comparability:
Productivity	—	—	—	126	32		94		0.07
Mark-to-market	14	—	(32)	(71)	(9)		(62)		(0.05)
Amortization of intangibles	—	—	—	101	26		75		0.06
Stock compensation	—	—	—	10	3		7		—
Amortization of fair value of debt adjustment	(11)	—	—	11	3		8		0.01
Amortization of deferred financing costs	(1)	—	—	1	—		1		—
Non-routine legal matters	—	—	—	17	4		13		0.01
Restructuring - Network Optimization	—	—	—	38	10		28		0.02
Acquisition, integration, and financing costs - Acquisition of JDE Peet's and Spin of Global Coffee Co.	(5)	—	28	(10)	(2)		(8)		(0.01)
Change in mandatory redemption liability for GHOST	—	—	(60)	60	15		45		0.03
Integration of acquisitions, excluding JDE Peet’s	—	—	—	35	4		31		0.02
Inventory step-up	—		—	17	1		16		0.01
Transaction costs, excluding JDE Peet's	—	—	—	4	1		3		—
Change in deferred tax liabilities related to goodwill and intangible assets	—	—	—	—	(2)		2		—
Adjusted	$513	$—	$(116)	$2,569	$590	23.0%	$1,979	$—	$1.45

Change - adjusted	52.2%						20.5%		13.8%
Impact of foreign currency	0.4%						(0.8)%		(0.7)%
Change - Constant currency adjusted	52.6%						19.7%		13.1%
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
INCOME FROM OPERATIONS - CONSOLIDATED AND SEGMENTS
(UNAUDITED)

(in millions, except %)	U.S. Refreshment Beverages	U.S. Coffee	KDP International	JDE Peet's	Unallocated corporate costs	Total
First Nine Months of 2026
Reported - Income from Operations	$2,398	$628	$395	$227	$(931)	$2,717
Items Affecting Comparability:
Productivity	—	1	1	—	28	30
Mark-to-market	—	—	—	(25)	(84)	(109)
Amortization of intangibles	37	67	6	176	—	286
Stock compensation	—	—	—	—	11	11
Non-routine legal matters	—	—	—	—	12	12
Restructuring - 2023 CEO Succession and Associated Realignment	—	—	—	—	1	1
Restructuring - Network Optimization	10	20	—	—	2	32
Chobani transactions	51	—	—	—	—	51
Acquisition, integration, and financing costs - Acquisition of JDE Peet's and Spin of Global Coffee Co.	—	61	—	99	370	530
Integration of acquisitions, excluding JDE Peet’s	4	—	—	—	1	5
Inventory step-up	—	—	—	361	—	361
Transaction costs, excluding JDE Peet's	—	—	—	—	1	1
Legacy JDE Peet's transformation activities and corporate actions	—	—	—	36	2	38
Legacy JDE Peet's ERP system implementation and upgrade expenses	—	—	—	19	—	19
Legacy JDE Peet's losses and costs associated with divestitures	—	—	—	1	—	1
Adjusted - Income from Operations	$2,500	$777	$402	$894	$(587)	$3,986

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
INCOME FROM OPERATIONS - CONSOLIDATED AND SEGMENTS
(UNAUDITED)

(in millions, except %)	U.S. Refreshment Beverages	U.S. Coffee	KDP International	JDE Peet's	Unallocated corporate costs	Total
First Nine Months of 2025
Reported - Income from Operations	$2,202	$672	$386	$—	$(566)	$2,694
Items Affecting Comparability:
Productivity	—	95	—	—	31	126
Mark-to-market	—	—	—	—	(89)	(89)
Amortization of intangibles	25	69	7	—	—	101
Stock compensation	—	—	—	—	10	10
Non-routine legal matters	—	1	—	—	16	17
Restructuring - Network Optimization	4	32	—	—	2	38
Integration of acquisitions, excluding JDE Peet’s	25	—	—	—	10	35
Inventory step-up	17	—	—	—	—	17
Acquisition, integration, and financing costs - Acquisition of JDE Peet's and Spin of Global Coffee Co.	—	—	—		13	13
Transaction costs, excluding JDE Peet's	—	—	—	—	4	4
Adjusted - Income from Operations	$2,273	$869	$393	$—	$(569)	$2,966

Change - adjusted	10.0%	(10.6)%	2.3%	N/A	3.2%	34.4%
Impact of foreign currency	—%	—%	(6.1)%	N/A	(0.4)%	(0.8)%
Change - constant currency adjusted	10.0%	(10.6)%	(3.8)%	N/A	2.8%	33.6%

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CHANGE IN NET SALES AND OPERATING MARGIN - CONSOLIDATED AND SEGMENTS
(UNAUDITED)

	Reported	Impact of Foreign Currency	Constant Currency
First Nine Months of 2026
Change in net sales
U.S. Refreshment Beverages	10.9%	—%	10.9%
U.S. Coffee	(0.8)	—	(0.8)
KDP International	16.4	(6.8)	9.6
JDE Peet's	N/A	N/A	N/A
Total change in net sales	53.9	(0.9)	53.0

	Reported	Items Affecting Comparability	Adjusted	Impact of Foreign Currency	Constant Currency Adjusted
First Nine Months of 2026
Operating margin
U.S. Refreshment Beverages	28.0%	1.2%	29.2%	—%	29.2%
U.S. Coffee	22.5	5.3	27.8	—	27.8
KDP International	21.6	0.4	22.0	—	22.0
JDE Peet's	4.2	12.2	16.4	N/A	N/A
Total operating margin	14.6	6.8	21.4	—	21.4

	Reported	Items Affecting Comparability	Adjusted
First Nine Months of 2025
Operating margin
U.S. Refreshment Beverages	28.5%	1.0%	29.5%
U.S. Coffee	23.9	7.0	30.9
KDP International	24.6	0.4	25.0
JDE Peet's	N/A	N/A	N/A
Total operating margin	22.3	2.2	24.5

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
FREE CASH FLOW
(UNAUDITED)

Free cash flow is defined as net cash provided by operating activities adjusted for purchases of property, plant, and equipment, proceeds from sales of property, plant, and equipment, and certain items excluded for comparison to prior year periods. For the third quarter of 2026 and 2025, there were no certain items excluded for comparison to prior year periods.

	First Nine Months
(in millions)	2026	2025
Net cash provided by operating activities	$2,220	$1,279
Purchases of property, plant, and equipment	(457)	(338)
Proceeds from sales of property, plant, and equipment	145	14
Free Cash Flow	$1,908	$955

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CERTAIN LINE ITEMS - PRO FORMA COMBINED
(UNAUDITED)
The Company reports its financial results in accordance with U.S. GAAP. In this section, management has included pro forma EBITDA, pro forma adjusted EBITDA, and pro forma management leverage ratio, each of which is a non-GAAP financial measure. Management believes that these pro forma non-GAAP financial measures provide useful information about the Company’s pro forma operating results.
These pro forma non-GAAP financial measures are not an alternative to the unaudited pro forma statements of income prepared in accordance with U.S. GAAP and should be considered in addition to, and not as a substitute or superior to, such pro forma financial information. Using only the pro forma non-GAAP financial measures to analyze its performance would have material limitations because their calculation is based on our subjective determination regarding the nature and classification of events and circumstances that investors may find significant. For each of these pro forma non-GAAP financial measures, a reconciliation of the differences between the pro forma non-GAAP measure and the most directly comparable pro forma U.S. GAAP measure has been provided. As a result, the method used to calculate the Company's pro forma non-GAAP financial measures may differ from the methods used by other companies to calculate their non-GAAP measures.
Specifically, investors should consider the following with respect to our unaudited pro forma financial results:
Adjusted: Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability.
Items affecting comparability: Defined as certain items that are excluded for comparison to prior year periods, adjusted for the tax impact as applicable. Tax impact is determined based upon an approximate rate for each item. For each period, management adjusts for (i) the unrealized mark-to-market impact of derivative instruments not designated as hedges in accordance with U.S. GAAP that do not have an offsetting risk reflected within the financial results; (ii) the amortization associated with definite-lived intangible assets; (iii) the amortization of the deferred financing costs associated with the DPS Merger and JDE Peet’s Acquisition; (iv) the amortization of the fair value adjustment of the senior unsecured notes obtained as a result of the DPS Merger and JDE Peet’s Acquisition; (v) stock compensation expense and the associated windfall tax benefit attributable to the matching awards made to employees who made an initial investment in KDP or JDE Peet’s prior to the Acquisition; (vi) transaction costs for significant business combinations (completed or abandoned), excluding costs related to the JDE Peet’s Acquisition; (vii) non-cash changes in deferred tax liabilities related to goodwill and intangible assets as a result of tax rate or apportionment changes; and (viii) other certain items that are excluded for comparison purposes to prior year periods.
For the trailing twelve months ended September 30, 2026, the other certain items excluded for comparison purposes include (i) productivity expenses; (ii) costs related to significant non-routine legal matters, including the antitrust litigation; (iii) restructuring expenses associated with the Network Optimization program; (iv) restructuring adjustments associated with the 2023 CEO Succession and Associated Realignment; (v) impairment of intangible assets; (vi) legacy JDE Peet’s transformation activities and corporate actions; (vii) legacy JDE Peet’s ERP system implementation and upgrade expenses; (viii) activity related to JDE Peet’s total return equity swaps, which were not representative of the Company’s go-forward activities; (ix) the impact of the step-up of acquired inventory associated with acquisitions; (x) integration expenses associated with the GHOST and Dyla acquisitions; (xi) the change in our mandatory redemption liability for GHOST; (xii) the impacts of various transactions with Chobani; (xiii) acquisition, integration, and financing costs associated with the anticipated acquisition of JDE Peet's and subsequent spin of Global Coffee Co; (xiv) legacy JDE Peet’s impacts from prior acquisitions; and (xv) legacy JDE Peet's losses and costs associated with divestitures.
Pro Forma Adjusted EBITDA. Pro Forma Adjusted EBITDA is defined as Pro Forma EBITDA, as adjusted for items affecting comparability as described above. Pro Forma EBITDA is defined as Net income as adjusted for interest expense, net; provision for income taxes; depreciation expense; amortization of intangibles; and other amortization. Management believes that Pro Forma Adjusted EBITDA is useful for investors in evaluating the Company’s operating results and understanding the Company’s operating trends by adjusting certain items that can vary significantly depending on specific underlying transactions or events, thereby affecting comparability.
Pro Forma Management Leverage Ratio. Pro Forma Management leverage ratio is defined as the Company’s total unaudited pro forma principal amounts of Long-term obligations less cash and cash equivalents, divided by Pro Forma Adjusted EBITDA. Management believes that the Pro Forma Management leverage ratio is useful for investors in evaluating the Company’s liquidity and assessing the Company’s ability to meet its financial obligations.

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
PRO FORMA ADJUSTED EBITDA AND MANAGEMENT LEVERAGE RATIO
(UNAUDITED)

(in millions, except for ratio)	Last Twelve Months
PRO FORMA ADJUSTED EBITDA RECONCILIATION - LAST TWELVE MONTHS
Pro forma net income	$1,796
Pro forma interest expense, net	1,609
Pro forma provision for income taxes	329
Pro forma depreciation expense	755
Pro forma other amortization	168
Pro forma amortization of intangibles	496
Pro forma EBITDA	5,153
Items affecting comparability:
Productivity	$85
Mark-to-market	(100)
Stock compensation	23
Non-routine legal matters	16
Restructuring - 2023 CEO Succession and Associated Realignment	2
Restructuring - Network Optimization	47
Impairment of intangible assets	79
Chobani transactions	(330)
Acquisition, integration, and financing costs - Acquisition of JDE Peet's and Spin of Global Coffee Co.	855
Change in mandatory redemption liability for GHOST	224
Integration of acquisitions, excluding JDE Peet’s	10
Inventory step-up	361
Transaction costs, excluding JDE Peet's	9
Legacy JDE Peet's transformation activities and corporate actions	207
Legacy JDE Peet's ERP system implementation and upgrade expenses	37
Legacy JDE Peet's total return equity swaps	(15)
Legacy JDE Peet's prior acquisition impacts	151
Legacy JDE Peet's losses and costs associated with divestitures	8
Pro forma Adjusted EBITDA	$6,822

September 30,
2026
Principal amounts of:
Commercial paper notes	$1,242
Senior unsecured notes	24,805
Delayed draw term loan	3,188
Total principal amounts	29,235
Less: Cash and cash equivalents	1,290
Total principal amounts less cash and cash equivalents	$27,945

September 30, 2026 Pro forma Management Leverage Ratio	4.1

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
PRO FORMA ADJUSTED EBITDA - LAST TWELVE MONTHS
(UNAUDITED)

(in millions)	Fourth Quarter of 2025	First Quarter of 2026	Second Quarter of 2026	Third Quarter of 2026	Last Twelve Months
Pro forma net income	$355	$279	$210	$952	$1,796
Pro forma interest expense, net	383	416	336	474	1,609
Pro forma provision for income taxes	48	(74)	95	260	329
Pro forma depreciation expense	175	167	208	205	755
Pro forma other amortization	43	34	48	43	168
Pro forma amortization of intangibles	123	124	124	125	496
Pro forma EBITDA	$1,127	$946	$1,021	$2,059	$5,153
Items affecting comparability:
Productivity	$56	$13	$10	$6	$85
Mark-to-market	26	(109)	39	(56)	(100)
Stock compensation	8	9	4	2	23
Non-routine legal matters	4	4	2	6	16
Restructuring - 2023 CEO Succession and Associated Realignment	1	1	—	—	2
Restructuring - Network Optimization	15	23	7	2	47
Impairment of intangible assets	79	—	—	—	79
Chobani transactions	—	—	—	(330)	(330)
Acquisition, integration, and financing costs - Acquisition of JDE Peet's and Spin of Global Coffee Co.	188	220	323	124	855
Change in mandatory redemption liability for GHOST	154	24	22	24	224
Integration of acquisitions, excluding JDE Peet’s	5	2	2	1	10
Inventory step-up	—	—	314	47	361
Transaction costs, excluding JDE Peet's	8	—	—	1	9
Legacy JDE Peet's transformation activities and corporate actions	112	57	19	19	207
Legacy JDE Peet's ERP system implementation and upgrade expenses	8	10	10	9	37
Legacy JDE Peet's total return equity swaps	(15)	—	—	—	(15)
Legacy JDE Peet's prior acquisition impacts	—	151	—	—	151
Legacy JDE Peet's losses and costs associated with divestitures	2	5	1	—	8
Pro forma Adjusted EBITDA	$1,778	$1,356	$1,774	$1,914	$6,822

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CONDENSED COMBINED STATEMENT OF INCOME - PRO FORMA
(UNAUDITED)

	KDP Historical (As Reported)	Historical JDE Peet's as Converted	Transaction Accounting Adjustments	Note	Pro Forma Combined
Fourth Quarter of 2025
Net sales	$4,499	$3,081	$(46)	(a)	$7,534
Cost of sales	2,080	2,109	(23)	(b)	4,166
Gross profit	2,419	972	(23)		3,368
Selling, general, and administrative expenses	1,459	734	106	(c)	2,299
Impairment of intangible assets	78	1	—		79
Other operating expense, net	1	29	—		30
Income from operations	881	208	(129)		960
Interest expense, net	238	31	114	(d), (e)	383
Other expense (income), net	186	(12)	—		174
Income before provision for income taxes	457	189	(243)		403
Provision for income taxes	104	15	(71)	(f), (g), (h)	48
Net income	$353	$174	$(172)		$355

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
HISTORICAL JDE PEET'S STATEMENT OF INCOME
(UNAUDITED)

KDP (As Reported) Presentation	Historical JDE Peet's Presentation	Historical JDE Peet's (Euro)	Reclassifications (Euro)	Historical Reclassified JDE Peet's (Euro)	Accounting Policy and Conversion Adjustments (Euro)	Note	Historical Reclassified and Converted Total (Euro)	Historical JDE Peet's (USD)
Fourth Quarter of 2025
Net sales				2,649	(2)	iv, vii	2,647	3,081
	Revenue	2,649	—
Cost of sales				1,854	(42)	iv, v, vi	1,812	2,109
	Cost of sales	1,854	—
Gross profit	Gross profit	795	—	795	40		835	972
Selling, general, and administrative expenses				637	(6)	ii, iv, v, vii	631	734
	Selling, general, and administrative expenses	674	(37)
Impairment of intangible assets				1	—		1	1
	Selling, general, and administrative expenses	—	1
Other operating expense (income), net				33	(8)	v, vii, viii	25	29
	Selling, general, and administrative expenses	—	33
Income from operations	Operating profit	121	3	124	54		178	208
Interest expense, net				57	(30)	iii, iv, v, vi, vii, viii	27	31
	Finance income	(323)	6
	Finance expense	318	56
Other (income) expense, net				(54)	44	i, iii, iv, vii	(10)	(12)
	Selling, general, and administrative expenses	—	2
	Finance expense	—	(56)
	Share of net profit (loss) of associates	5	(5)
Income before provision for income taxes	Profit before income taxes	121	—	121	40		161	189
Provision for income taxes				24	(11)	i, ii, iii, iv, v, vi, viii	13	15
	Income tax expense	24	—
Net income attributable to KDP	Profit for the period	97	—	97	51		148	174

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CERTAIN LINE ITEMS - PRO FORMA
(UNAUDITED)

(in millions, except %)	Gross profit	Gross margin	Income from operations	Operating margin
Fourth Quarter of 2025
Pro forma	$3,368	44.7%	$960	12.7%
Items Affecting Comparability:
Productivity	41		55
Mark-to-market	14		26
Amortization of intangibles	—		15
Stock compensation	—		8
Non-routine legal matters	—		4
Restructuring - 2023 CEO Succession and Associated Realignment	—		1
Restructuring - Network Optimization	2		24
Impairment of intangible assets	—		79
Acquisition, integration, and financing costs - Acquisition of JDE Peet's and Spin of Global Coffee Co.	—		45
Integration of acquisitions, excluding JDE Peet’s	—		5
Transaction costs, excluding JDE Peet's	—		8
Legacy JDE Peet's transformation activities and corporate actions	—		112
Legacy JDE Peet's ERP system implementation and upgrade expenses	—		8
Pro forma Adjusted	$3,425	45.5%	$1,350	17.9%

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CERTAIN LINE ITEMS - PRO FORMA
(UNAUDITED)

(in millions, except % and per share data)	Interest expense, net	Other expense (income), net	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income
Fourth Quarter of 2025
Pro forma	$383	$174	$403	$48	11.9%	$355
Items Affecting Comparability:
Productivity	—	—	55	12		43
Mark-to-market	(44)	—	70	9		61
Amortization of intangibles	—	—	15	2		13
Stock compensation	—	—	8	1		7
Amortization of fair value of debt adjustment	(4)	—	4	1		3
Non-routine legal matters	—	—	4	1		3
Restructuring - 2023 CEO Succession and Associated Realignment	—	—	1	—		1
Restructuring - Network Optimization	—	—	24	5		19
Impairment of intangible assets	—	—	79	19		60
Acquisition, integration, and financing costs - Acquisition of JDE Peet's and Spin of Global Coffee Co.	(18)	(51)	114	12		102
Change in mandatory redemption liability for GHOST	—	(154)	154	37		117
Integration of acquisitions, excluding JDE Peet’s	—	—	5	5		—
Inventory step-up	—	—	—	1		(1)
Transaction costs, excluding JDE Peet's	—	—	8	23		(15)
Legacy JDE Peet's transformation activities and corporate actions	—	—	112	31		81
Legacy JDE Peet's ERP system implementation and upgrade expenses	—	—	8	2		6
Legacy JDE Peet's total return equity swaps	—	15	(15)	—		(15)
Legacy JDE Peet's losses and costs associated with divestitures	—	(2)	2	1		1
Pro forma Adjusted	$317	$(18)	$1,051	$210	20.0%	$841

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CONDENSED COMBINED STATEMENT OF INCOME - PRO FORMA
(UNAUDITED)

	KDP Historical (As Reported)	Historical JDE Peet's as Converted	Transaction Accounting Adjustments	Note	Pro Forma Combined
First Quarter of 2026
Net sales	$3,976	$2,864	$(21)	(a)	$6,819
Cost of sales	1,878	2,011	(24)	(b)	3,865
Gross profit	2,098	853	3		2,954
Selling, general, and administrative expenses	1,342	816	69	(c)	2,227
Income from operations	756	37	(66)		727
Interest expense, net	281	32	103	(d), (e)	416
Other expense (income), net	118	(12)	—		106
Income before provision for income taxes	357	17	(169)		205
Provision for income taxes	87	(115)	(46)	(f), (g), (h)	(74)
Net income	$270	$132	$(123)		$279

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
HISTORICAL JDE PEET'S STATEMENT OF INCOME
(UNAUDITED)

KDP (As Reported) Presentation	Historical JDE Peet's Presentation	Historical JDE Peet's (Euro)	Reclassifications (Euro)	Historical Reclassified JDE Peet's (Euro)	Accounting Policy and Conversion Adjustments (Euro)	Note	Historical Reclassified and Converted Total (Euro)	Historical JDE Peet's (USD)
First Quarter of 2026
Net sales				2,447	(2)	vi	2,445	2,864
	Revenue	2,447	—
Cost of sales				1,749	(32)	vi	1,717	2,011
	Cost of sales	1,749	—
Gross profit	Gross profit	698	—	698	34		732	857
Selling, general, and administrative expenses				711	(14)	ii, v, vii	697	816
	Selling, general, and administrative expenses	720	(9)
Other operating expense (income), net				9	(9)	vii, viii	—	—
	Selling, general, and administrative expenses	—	9
Income from operations	Operating profit	(22)	—	(22)	57		35	40
Interest expense, net				20	7	iii, v, vi, vii, viii	27	32
	Finance income	(27)	5
	Finance expense	37	5
Other (income) expense, net				(10)	—	i, iii, vii	(10)	(12)
	Finance income	—	(5)
	Finance expense	—	(5)
Income before provision for income taxes	Profit before income taxes	(12)	—	(32)	47		15	17
Provision for income taxes				(96)	(2)	i, ii, iii, vi, viii	(98)	(115)
	Income tax expense	(96)	—
Net income	Profit for the period	(12)	—	64	49		113	132

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CERTAIN LINE ITEMS - PRO FORMA
(UNAUDITED)

(in millions, except %)	Gross profit	Gross margin	Income from operations	Operating margin
First Quarter of 2026
Pro forma Consolidated	$2,954	43.3%	$727	10.7%
Items Affecting Comparability:
Productivity	1		14
Mark-to-market	(40)		(109)
Amortization of intangibles	—		14
Stock compensation	—		9
Non-routine legal matters	—		4
Restructuring - 2023 CEO Succession and Associated Realignment	—		1
Restructuring - Network Optimization	4		23
Acquisition, integration, and financing costs - Acquisition of JDE Peet's and Spin of Global Coffee Co.	6		89
Integration of acquisitions, excluding JDE Peet’s	—		2
Legacy JDE Peet's transformation activities and corporate actions	—		57
Legacy JDE Peet's ERP system implementation and upgrade expenses	—		10
Legacy JDE Peet's prior acquisition impacts	—		151
Pro forma Adjusted	$2,925	42.9%	$992	14.5%

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CERTAIN LINE ITEMS - PRO FORMA
(UNAUDITED)

(in millions, except % and per share data)	Interest expense, net	Other expense (income), net	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income
First Quarter of 2026
Pro forma Consolidated	$416	$106	$205	$(74)	(36.1)%	$279
Items Affecting Comparability:
Productivity	—	—	14	3		11
Mark-to-market	(1)	—	(108)	(7)		(101)
Amortization of intangibles	—	—	14	2		12
Stock compensation	—	—	9	6		3
Amortization of fair value of debt adjustment	(3)	—	3	1		2
Non-routine legal matters	—	—	4	1		3
Restructuring - 2023 CEO Succession and Associated Realignment	—	—	1	—		1
Restructuring - Network Optimization	—	—	23	4		19
Acquisition, integration, and financing costs - Acquisition of JDE Peet's and Spin of Global Coffee Co.	(99)	(111)	299	39		260
Change in mandatory redemption liability for GHOST	—	(24)	24	5		19
Integration of acquisitions, excluding JDE Peet’s	—	—	2	—		2
Legacy JDE Peet's transformation activities and corporate actions	—	—	57	11		46
Legacy JDE Peet's ERP system implementation and upgrade expenses	—	—	10	2		8
Legacy JDE Peet's prior acquisition impacts	—	—	151	155		(4)
Legacy JDE Peet's losses and costs associated with divestitures	—	(5)	5	1		4
Pro forma Adjusted	$313	$(34)	$713	$149	20.9%	$564

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CERTAIN LINE ITEMS - CONSOLIDATED
(UNAUDITED)

(in millions, except %)	Gross profit	Gross margin	Income from operations	Operating margin
Second Quarter of 2026
Reported	$3,066	41.9%	$628	8.6%
Items Affecting Comparability:
Productivity	—		10
Mark-to-market	7		39
Amortization of intangibles	—		124
Stock compensation	—		4
Non-routine legal matters	—		2
Restructuring - Network Optimization	3		7
Acquisition, integration, and financing costs - Acquisition of JDE Peet's and Spin of Global Coffee Co.	3		318
Integration of acquisitions, excluding JDE Peet’s	—		2
Inventory step-up	314		314
Legacy JDE Peet's transformation activities and corporate actions	3		19
Legacy JDE Peet's ERP system implementation and upgrade expenses	—		10
Legacy JDE Peet's losses and costs associated with divestitures	—		1
Adjusted	$3,396	46.5%	$1,478	20.2%

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CERTAIN LINE ITEMS - CONSOLIDATED
(UNAUDITED)

(in millions, except % and per share data)	Interest expense, net	Other (income) expense, net	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income attributable to KDP	Net income allocated to Preferred Investors	Diluted earnings per share
Second Quarter of 2026
Reported	$336	$(13)	$305	$95	31.1%	$142	$(82)	$0.04
Items Affecting Comparability:
Productivity	—	—	10	7		3		—
Mark-to-market	(2)	—	41	—		41		0.03
Amortization of intangibles	—	—	124	28		96		0.07
Stock compensation	—	—	4	2		2		—
Amortization of fair value of debt adjustment	(24)	—	24	6		18		0.01
Amortization of deferred financing costs	(2)	—	2	1		1		—
Non-routine legal matters	—	—	2	—		2		—
Restructuring - 2023 CEO Succession and Associated Realignment	—	—	—	2		(2)		—
Restructuring - Network Optimization	—	—	7	3		4		—
Acquisition, integration, and financing costs - Acquisition of JDE Peet's and Spin of Global Coffee Co.	(3)	(5)	326	64		262		0.19
Change in mandatory redemption liability for GHOST	—	(22)	22	7		15		0.01
Integration of acquisitions, excluding JDE Peet’s	—	—	2	1		1		—
Inventory step-up	—	—	314	83		231		0.17
Transaction costs, excluding JDE Peet's	—	—	—	6		(6)		—
Legacy JDE Peet's transformation activities and corporate actions	—	—	19	—		19		0.01
Legacy JDE Peet's ERP system implementation and upgrade expenses	—	—	10	2		8		0.01
Legacy JDE Peet's losses and costs associated with divestitures	—	—	1	—		1		—
Change in deferred tax liabilities related to goodwill and intangible assets	—	—	—	(27)		27		0.02
Adjusted	$305	$(40)	$1,213	$280	23.1%	$865	$(82)	$0.57

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
TRANSACTION ACCOUNTING ADJUSTMENTS - PRO FORMA
(UNAUDITED)
The following adjustments have been made to prepare the unaudited pro forma financial information to give the effect to the following:
•Application of the acquisition method of accounting under the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 805, Business Combinations (“ASC 805”), where assets and liabilities of JDE Peet’s will be recorded by KDP at their respective fair values at the date of completion of the JDE Peet's Acquisition;
•Adjustments to reflect the following debt and equity transactions used to raise proceeds for the JDE Peet's Acquisition;
▪Delayed Draw Term Loan of $3.6 billion.
▪Senior Unsecured Notes of approximately $6 billion.
▪JV Investment of $4 billion.
▪Issuance of Convertible Preferred Stock of $4.5 billion.
•Adjustments to reflect transactions costs in connection with the JDE Peet's Acquisition; and
•Adjustments to reflect the related tax effects for the preliminary pro forma adjustments.
Acquisition Adjustments:
(a)Elimination of Net sales between KDP and JDE Peet’s as part of the JDE Peet’s Acquisition. The transactions are assumed to be at-market.
(b)Reflects the adjustments to Cost of sales related to (i) preliminary fair value step-up adjustment to inventory, which is reflected in Cost of sales during the year as the related inventory is expected to be sold within twelve months following the closing of the JDE Peet’s Acquisition, (ii) the removal of JDE Peet’s historical amortization and depreciation expense recorded within Cost of sales during the period, (iii) the addition of depreciation expense recorded within Cost of sales from acquired Property, plant, and equipment and (iv) elimination of Cost of sales between KDP and JDE Peet’s that are eliminated as part of the JDE Peet’s Acquisition (the transactions are assumed to be at-market).
(c)Reflects the adjustments to Selling, general, and administrative expenses (“SG&A”), (i) including the removal of JDE Peet’s portion of historical amortization and depreciation expense recorded in SG&A, (ii) the addition of amortization expense related to definite-lived brands, customer and distributor relationships, and acquired technology recorded within SG&A, (iii) the addition of depreciation expense related to Property, plant, and equipment, (iv) recognition of expenses for estimated transaction costs and (v) recognition of post combination stock-based compensation expense. KDP is still in the process of evaluating the fair value of the definite-lived intangible assets. Any resulting change in the fair value would have a direct impact on amortization expense. The amortization of definite-lived intangible assets is calculated on a straight-line basis. The amortization is based on the periods over which the economic benefits of the intangible assets are expected to be realized, which are subject to adjustment as additional information becomes available.
(d)Reflects the adjustment to Interest expense, net related to the preliminary fair value adjustment to JDE Peet’s historical debt.
(e)Reflects the Interest expense and amortization of issuance costs related to the Debt Financing Transactions in connection with the JDE Peet’s Acquisition:

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
TRANSACTION ACCOUNTING ADJUSTMENTS - PRO FORMA
(UNAUDITED)
(f)To record the income tax impact of the pro forma transaction accounting adjustments, excluding non-deductible transaction costs and non-deductible stock compensation, utilizing the blended statutory income tax rates, based on regional pre-tax data provided, of approximately 25% for the three months ended March 31, 2026, December 31, 2025 and September 30, 2025. Deductibility of estimated transaction costs was analyzed under US income tax law. Transaction costs deemed facilitative are non-deductible for US federal income tax purposes. Stock compensation is non-deductible under Netherlands local tax law and therefore, no tax benefit has been recorded as a pro forma income tax adjustment. Because the tax rates used for the unaudited pro forma condensed combined financial information are estimated, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the JDE Peet’s Acquisition. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.
(g)Represents the estimated tax impact of income allocated from a taxable entity to a non-taxable entity related to non-controlling interest within the Pod Manufacturing JV, which is not subject to federal income tax.
(h)Represents certain nonrecurring tax expenses related to implementing the Pod Manufacturing JV investment structure, including withholding taxes and the recognition of a valuation allowance on specific deferred tax assets.

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
ACCOUNTING POLICY AND CONVERSION ADJUSTMENTS - PRO FORMA
(UNAUDITED)
The historical financial statements of JDE Peet’s have been converted from IFRS to U.S. GAAP. As IFRS differs in certain respects from U.S. GAAP, the following adjustments have been made to align JDE Peet’s historical accounting policies under IFRS to KDP’s accounting policies under U.S. GAAP for purposes of this pro forma presentation:
(i)Record the difference in pension accounting treatment from IFRS Accounting Standards to U.S. GAAP, and corresponding deferred tax adjustment.
(ii)Reflect the tax effects of adjustments made to conform with U.S. GAAP, including items related to intra-entity transfers of inventory, recognition of deferred taxes on non-qualifying assets, the reversal of backward tracing, outside basis differences, and uncertain tax positions.
(iii)Reflect the impact of business combination foreign exchange and fair value interest rate hedges not eligible for hedge accounting under U.S. GAAP, reclassifying amounts from other comprehensive income to the statement of income.
(iv)Reflect difference in hyperinflationary accounting from IFRS Accounting Standards to U.S. GAAP for operations in Turkey. Under U.S. GAAP, the financial statements of a foreign operation in a highly inflationary economy are remeasured as if the parent’s reporting currency were its functional currency.
(v)Reclassify the operating lease amortization expense and finance charges to operating lease cost. Under U.S. GAAP, lessees distinguish between finance leases and operating leases for reporting purposes. For operating leases, the right-of-use asset and corresponding lease liability are recognized on the balance sheet, and the related lease expense is presented on a straight-line basis.
(vi)Record the impact of accounting for leases embedded in revenue arrangements under U.S. GAAP. U.S. GAAP uses a rule-based classification model to categorize lessor leases as either operating, direct financing, or sales-type leases. The adjustment reclassifies certain leases from operating leases under IFRS Accounting Standards to sales-type leases under U.S. GAAP.
(vii)Reflect the reclassifications of historical JDE Peet’s financial statement line items to conform to the expected financial statement line items of the combined company following the JDE Peet’s Acquisition.
(viii)Reflect the reclassification of certain trade payables as structured payables in order to conform to KDP’s accounting policy along with the corresponding reclassification of related expenses in the statement of income.